SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-b(e)(2))
[x]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

GEORGIA-CAROLINA BANCSHARES, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1[1]

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[ ]	Fee paid previously with preliminary materials.
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GEORGIA-CAROLINA BANCSHARES, INC.
2805 Wrightsboro Road
Augusta, Georgia 30909

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 25, 2004

     The Annual Meeting of Shareholders of Georgia-Carolina Bancshares, Inc. (the “Company”) will be held on Tuesday, May 25, 2004 at 2:00 p.m., at the Sheraton Augusta Hotel, 2651 Perimeter Parkway, Augusta, Georgia 30909, for the following purposes:

(1)	To elect seven Class I directors to hold office until the 2007 Annual Meeting of Shareholders and until their successors are elected and qualified; and

(2)	To approve a new incentive plan adopted by the Board of Directors of the Company;

(3)	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only shareholders of record at the close of business on April 12, 2004 will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

     A proxy statement and a proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy promptly. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

By Order of the Board of Directors, /s/ Patrick G. Blanchard Patrick G. Blanchard President and Chief Executive Officer

     Augusta, Georgia
     April 23, 2004

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, you are urged to complete, sign, date and promptly mail the enclosed proxy in the accompanying postage paid envelope. If you attend the Annual Meeting, you may revoke the proxy and vote your shares in person.

PROXY STATEMENT
VOTING
PROPOSALS TO BE VOTED ON
CORPORATE GOVERNANCE AND BOARD MATTERS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
RELATED PARTY TRANSACTIONS
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS

GEORGIA-CAROLINA BANCSHARES, INC.
2805 Wrightsboro Road
Augusta, Georgia 30909

ANNUAL MEETING OF SHAREHOLDERS
May 25, 2004

PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Georgia-Carolina Bancshares, Inc. (the “Company”) for use in voting at the Annual Meeting of Shareholders to be held at 2:00 p.m. on Tuesday May 25, 2004, at the Sheraton Augusta Hotel, 2651 Perimeter Parkway, Augusta, Georgia and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of the Annual Meeting of Shareholders. This proxy statement and the accompanying proxy are first being mailed to shareholders on or about April 29, 2004. The address of the principal executive offices of the Company is 2805 Wrightsboro Road, Augusta, Georgia 30909.

     All information in this proxy statement regarding the Company’s common stock reflects the 2-for-1 stock split effected on January 30, 2004.

VOTING

Voting and the Revocability of Proxies

     When proxy cards are properly executed, dated and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholders. If no specific instructions are given the shares will be voted FOR the election of the nominees for directors set forth herein and FOR approval of the 2004 Incentive Plan. In addition, if other matters come before the Annual Meeting, the persons named in the proxy card will vote in accordance with their best judgment with respect to such matters. Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the Annual Meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Annual Meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date.

Quorum: Required Vote; Abstentions and Broker Non-Votes

     The presence at the Annual Meeting of the holders of a majority of the outstanding shares of the Company’s common stock as of the record date is necessary to constitute a quorum. Shareholders will be counted as present at the Annual Meeting if they are present in person at the Annual Meeting or if they have properly submitted a proxy card. The affirmative vote of a plurality of all votes cast at the Annual Meeting by the holders of the common stock is required for the election of directors. The affirmative vote of a majority of all votes cast at the Annual Meeting by the holders of the Company’s common stock is required to approve the adoption of the incentive plan and to approve any other business that may properly come before the Annual Meeting. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates.

Record Date and Share Ownership

     The record of shareholders entitled to vote at the Annual Meeting was taken on April 12, 2004. On that date, the Company had outstanding and entitled to vote 2,641,594 shares of common stock, with each share entitled to one vote.

Expenses of Solicitation

     The expense of this solicitation, including the cost of preparing and mailing this proxy statement, will be paid by the Company. In addition to solicitations by mail, officers and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone.

PROPOSALS TO BE VOTED ON

Proposal No. 1: Election of Directors

     The Board of Directors of the Company, pursuant to the Company’s Bylaws, has set the number of directors to serve for the next year at nineteen, seven of whom are to be elected at the Annual Meeting. The Company’s Articles of Incorporation provide for a classified board of directors, whereby approximately one-third of the members of the Company’s Board of Directors are elected each year at the Company’s annual meeting of shareholders, to serve a three-year term. Each Class I director is presently standing for re-election to the Board of Directors. In addition, Remer Y. Brinson, III has been nominated for election to the vacancy created by the increase in the size of the board from eighteen to nineteen members. If elected, each nominee will serve for a term of three years and until his or her successor is elected and qualified.

     In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than seven nominees. The Board of Directors recommends the election of the seven nominees listed below. Management of the Company has no reason to believe that any nominee will not serve if elected.

     The following persons have been nominated for re-election to the Board of Directors as Class I directors:

     Phillip G. Farr, age 55, has been a director of the Company since the Company commenced operations in February 1997. Mr. Farr served as Chairman of the Board of Directors of the Bank from 1991 to 1995. Mr. Farr founded a local certified public accounting firm in 1975 in Thomson, Georgia and has been the managing principal since that time.

     Samuel A. Fowler, Jr., age 57, has been a director of the Company since the Company commenced operations in February 1997. Mr. Fowler serves as the Chairman of the Board of Directors of the Company. Mr. Fowler is currently a member in the Thomson, Georgia law firm of Fowler & Wills, L.L.C. Mr. Fowler has practiced law in McDuffie and Wilkes Counties since 1977. Fowler & Wills, L.L.C. provides legal services to the Bank.

     Arthur J. Gay, Jr., age 57, has been a director of the Company since December 1997. Mr. Gay is President and Chief Executive Officer of T and T Associates, Inc., a land developing and consulting firm that he founded in 1996. From 1970 to 1996, Mr. Gay was employed as Corporate Vice President of Bankers First Corporation and Executive Vice President of Bankers First Savings Bank, FSB in Augusta, Georgia. Mr. Gay is past Chairman and a past member of the Columbia County Planning and Zoning

Commission, and a past Chairman of the Board of the Golden Harvest Food Bank. He is also a past board member of the Augusta State University Alumni Association and has been active with the United Way, the Georgia Heart Association and the Church of Christ of Augusta.

     Joseph D. Greene, age 63, has been a director of the Company since the Company commenced operations in February 1997. Mr. Greene is a professor of Business Administration for the College of Business at Augusta State University in Augusta, Georgia. Before joining Augusta State University, Mr. Greene was employed by Pilgrim Health and Life Insurance Company, where he retired as Executive Vice President after 32 years of employment with the company. Mr. Greene is past Chairman of the Georgia Board of Regents. He currently serves on the board of directors of Healthcare Georgia Foundation, St. Joseph’s Hospital, the CSRA Community Foundation, the National Science Center’s Fort Discovery and the University of Georgia Terry College of Business.

     Hugh L. Hamilton, Jr., age 50, has been a director of the Company since December 1997. Mr. Hamilton has been the President and Chief Executive Officer of Environmental Management & Design since December 1999. From 1996 to December 1999, Mr. Hamilton was the General and Operations Manager of Intertape Polymer Group, an Evans, Georgia manufacturing firm. Mr. Hamilton is an active member of the Exchange Club of Augusta. He serves on the board of directors of the Augusta Prep Day School, the Augusta for Free School, the Tuttle-Newton Home and serves on the board of trustees of Trinity-on-the-Hill United Methodist Church.

     William G. Hatcher, age 78, has been a director of the Company since December 1997. Mr. Hatcher is the Chief Executive Officer of MAU, Inc., a personnel services company he founded in Augusta, Georgia in 1973. In 1998, MAU won the 1998 Kennesaw State University “Medium-Sized Family Business of the Year Award” for being an outstanding family business with a superior performance record in the human resource and staffing field. Mr. Hatcher is a member of the Augusta Kiwanis Club and serves as a Trustee of Historic Augusta, Inc. He has also served on the board of directors for the Boys Club for 31 years.

     In addition to the above directors nominated for re-election, the following person has been nominated for election to the Board of Directors as a Class I director:

     Remer Y. Brinson, III, age 43, has served as the President of the Bank since October 1999 and as Chief Executive Officer of the Bank since July 2001. Mr. Brinson also serves on the Bank’s Board of Directors. Prior to joining the Bank, Mr. Brinson served as a Senior Vice President of Regions Bank and Allied Bank of Georgia from 1994 to 1999. Active in the community, Mr. Brinson serves on the board of directors of Sacred Heart Cultural Center, CSRA Development Companies, Red Cross of Augusta, the Metro Atlanta Chamber of Commerce and Interfaith Hospitality Network of Augusta and serves as Chairman of the Richmond County Historical Society Foundation.

     The Board of Directors of the Company recommends that the Company’s shareholders vote “FOR” the election of the nominees listed above.

     Each of the following persons is a member of the Board of Directors who is not standing for election to the Board this year and whose term will continue after the Annual Meeting:

Class II Directors, serving for a term expiring at the 2005 Annual Meeting of Shareholders:

     Larry DeMeyers, age 57, has been a director of the Company since February 1999. Mr. DeMeyers served as President, Chief Operating Officer and as a director of Bankers First Corporation and its successor, SouthTrust Bank, prior to his resignation from those positions in November 1997. Mr. DeMeyers was associated with Bankers First Corporation in various positions for over twenty years. Mr. DeMeyers is a past President and a member of the Augusta Kiwanis Club and Augusta Country Club. He currently serves on the board of the Augusta State University Foundation, is Chairman of the Business Advisory Board of Augusta State University and is Chairman and President of the CSRA Alliance for Fort Gordon, Inc. He is also a trustee and an active member of Reid Memorial Presbyterian Church.

     J. Randal Hall, age 45, has been a director of the Company since December 1997. Mr. Hall is an attorney at law with the law firm of Warlick, Tritt, Stebbins & Hall, LLP, which he joined in January 2004. Prior to that, Mr. Hall was a partner in the law firm of Hunter, Maclean, Exley & Dunn, P.C. Warlick, Tritt, Stebbins & Hall, LLP provides legal services to the Bank. In November 2002, Mr. Hall was elected to the State Senate for the 22nd District of Georgia to serve for a term of two years. From 1985 to 1996, Mr. Hall served as Corporate Vice President and legal counsel of Bankers First Corporation in Augusta, Georgia. Mr. Hall is past President of the Augusta Lions Club, past Chairman of the board of Augusta Southern National, Inc., serves as counsel for the Augusta-Richmond County Community Partnership for Children & Families, Inc. and is past Chairman of the Augusta-Richmond County Planning Commission.

     George O. Hughes, age 80, has been a director of the Company since the Company commenced operations in February 1997. Mr. Hughes is Chairman of the Board of George O. Hughes Furniture Co., Inc., a retail furniture and appliance business that he founded in 1947. Mr. Hughes serves on the executive committee of the State Department of Human Resources and as Chairman of the Board of the Department of Family & Children Services. He also serves on the McDuffie County Industrial Development Authority Board.

     George H. Inman, age 72, has been a director of the Company since Februrary 1997. Mr. Inman presently serves as Vice Chairman of the Board of Directors of the Company. Mr. Inman retired in May 1997 as Chairman of Club Car, Inc., an Augusta, Georgia manufacturer of golf cars and utility vehicles. Mr. Inman had been employed by Club Car since 1978. For a number of years he served on the board of directors of Junior Achievement of Augusta and the board of directors of the Augusta Chamber of Commerce. Mr. Inman also served on the board of directors of Bankers First Savings Bank in Augusta for approximately nine years. He presently serves on the board of directors of Amerace Products, L.P., an industrial manufacturer.

     James L. Lemley, M.D., age 45, has been a director of the Company since the Company commenced operations in February 1997. Dr. Lemley has practiced family medicine in Thomson, Georgia since 1988. Dr. Lemley is on the active medical staff at McDuffie County Hospital, serves on the courtesy staff at University Hospital in Augusta, Georgia and is an affiliate faculty member of the Medical College of Georgia’s Schools of Nursing, Medicine and Allied Health.

     Julian W. Osbon, age 64, has been a director of the Company since December 1997. Mr. Osbon is Chairman and Chief Executive Officer of Osbon & Associates, a holding company that owns and operates Augusta Medical Systems, Hancock Mill Development Company, Professional Property Management Co. and The Marbury Center. In addition, Mr. Osbon serves as Chairman and Chief Executive Officer of Accelerated Pharmaceuticals, a biotech startup company with proprietary technology for drug discovery based on computer modeling. Mr. Osbon is a former Chairman of CSRA Community Foundation, University Health Care Foundation, Historic Augusta, Inc., Augusta History Museum and Augusta Tomorrow. He currently serves as a member of the Wofford College board of trustees and the Medical College of Georgia Research Institute board. He is a former recipient of the “State of Georgia SBA Business Person of the Year” award, and was selected as the recipient of the “Spirit of Georgia” award for economic contributions to the State. He was appointed by the Governor of Georgia in 1999 to chair a Georgia Senate Joint Study Group to make recommendations about the future of the Medical College of Georgia and other Augusta area hospitals. The Georgia Cancer Initiative resulted from that effort, as did the separation of the MCG Hospitals into a stand-alone profit center. He also served in 2000 as a member of the MCG Presidential Search Committee. Mr. Osbon was also awarded the “Presidential E” award by the President of the United States for innovative contributions to U.S. Exports, and has been featured in business articles in The Wall Street Journal.

Class III Directors, serving for a term expiring at the 2006 Annual Meeting of Shareholders:

     Patrick G. Blanchard, age 60, has served as President and Chief Executive Officer and a director of the Company since October 1997. Mr. Blanchard also serves as Vice Chairman of the Board of Directors of the Bank. Prior to accepting his position with the Company, Mr. Blanchard served as President of Georgia Bank & Trust Company of Augusta since 1988. Mr. Blanchard began his banking career in 1966 and, since that time, has organized two state banks. Mr. Blanchard has also been employed in a number of senior banking positions, including President of the Columbia County Division of Georgia Railroad Bank & Trust Company until its acquisition by First Union Corporation in 1988, and president of Georgia State Bank, Martinez, Georgia for 11 years until its merger with Georgia Railroad Bank & Trust Company in 1985. Mr. Blanchard is a past President of the Columbia County Chamber of Commerce and a past Chairman of the Board of the Metro Augusta Chamber of Commerce. He recently served as Chairman of the Georgia Southern University Foundation and as President of Historic Augusta, Inc. He was named “1994 CEO of the Year” by the Augusta Business Journal and “1995 Sponsor of the Year” by Credit Professionals International of Georgia. He was recognized by the International Fraternity of Delta Sigma Phi as the 1999 recipient of their National Career Achievement Award.

     David W. Joesbury, Sr., age 54, has been a director of the Company since the Company commenced operations in February 1997. From 1997 to 1999, Mr. Joesbury served as Chairman of the Board of Directors of the Company and the Bank. Mr. Joesbury is President of Joesbury Insurance Agency, Inc., an independent insurance agency founded in 1951 by his father and two partners. He has previously served as Chairman of the Administrative Board of Thomson First United Methodist Church, Chairman of the Board of Thomson-McDuffie County Chamber of Commerce and president of Thomson Rotary Club.

     John W. Lee, age 65, has been a director of the Company since December 1997. Mr. Lee currently serves as Chairman of the Board of Directors of the Bank. Mr. Lee retired in 1995 as a consultant to GIW Industries, Inc., a manufacturing firm located in Grovetown, Georgia. Mr. Lee previously served on the boards of directors of the Bank of Thomson and Allied Bancshares, Inc. Mr. Lee is a member of the board of directors of CSRA Community Foundation.

     A. Montague Miller, age 64, has been a director of the Company since May 2002. Mr. Miller is currently of Counsel to the Augusta, Georgia law firm of Tucker, Everitt, Long, Brewton & Lanier. In

May 2001, Mr. Miller retired as President and Chief Executive Officer of Club Car, Inc., a leading manufacturer of golf cars and utility vehicles in Augusta, Georgia, where he also served as Senior Vice President, President and Chief Operating Officer until his promotion to Chief Executive Officer in 1995. From 1971 to 1990, Mr. Miller was a partner in the Augusta, Georgia law firm of Dye, Miller, Tucker & Everitt, and its predecessors. Mr. Miller is a native of Augusta, Georgia and holds a B.B.A. and J.D. degree from the University of Georgia. He is a member of Reid Memorial Presbyterian Church.

     Robert N. Wilson, Jr., age 51, has been a director of the Company since the Company commenced operations in February 1997. Mr. Wilson served as Chairman of the Board of Directors of the Bank from 1988 until 1991. Mr. Wilson has served as manager and broker of the Wilson Company, a Thomson, Georgia real estate and insurance business, since 1982. Mr. Wilson owns Wilson Ventures, Inc., which engages in real estate speculation and manages residential rental properties. Mr. Wilson serves on the Downtown Development Authority and is actively involved with the Housing Authority of the City of Thomson, where he serves as Chairman of the Board of Directors. He is Vice-President of Classic South Board of Realtors and is recognized as a member of its “Circle of Excellence.” Mr. Wilson is active at First United Methodist Church and serves as an at-large member of the church council. Mr. Wilson is Past President of Thomson Rotary Club and past Secretary of McDuffie County Hospital Authority.

     Bennye M. Young, age 61, has been a director of the Company since February 1999. Ms. Young was an educator in DeKalb, Richmond and McDuffie counties from 1966 until she retired in 1980.

Proposal No. 2: Approval of the 2004 Incentive Plan

     On March 23, 2004, the Board of Directors of the Company adopted the Georgia-Carolina Bancshares, Inc. 2004 Incentive Plan (the “Plan”), a copy of which is attached hereto as Appendix “A.” The Plan will be submitted to the Company’s shareholders at the 2004 Annual Meeting.

Description of the Plan

     The purpose of the Plan is to encourage participating directors, officers, key employees and consultants or advisors to increase their efforts to make the Company and its subsidiaries more successful, to provide them an additional inducement to continue to provide services to the Company, to reward them by providing an opportunity to acquire incentive awards on favorable terms and to provide a means through which the Company and its subsidiaries may attract people to enter employment or engagement with the Company.

     The Plan provides for the grant of (i) incentive stock options; (ii) non-qualified stock options; (iii) stock appreciation rights; (iv) restricted stock; (v) performance units; and (vi) phantom stock (collectively, “Awards”).

     The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).

     Additional information about the Plan may be obtained upon request from James M. Thomas, Chief Financial Officer, Georgia-Carolina Bancshares, Inc., 2805 Wrightsboro Road, Augusta, Georgia 30909.

Effective Date

     The effective date of the Plan is March 23, 2004, the date of adoption of the Plan by the Board, provided that the Plan is approved by the Company’s shareholders at a meeting of such shareholder duly called, convened and held within one year of such date. No Award granted under the Plan prior to such shareholder approval may be exercised until after such approval.

Shares Subject to the Plan

     The maximum number of shares of common stock that can be granted under the Plan is 264,100 shares. The shares of common stock available for issuance under the Plan may be either authorized but unissued shares or repurchased shares.

Administration of the Plan

     The Plan is administered by the Board of Directors and the Stock Option Committee of the Board of Directors of the Company. Subject to the provisions of the Plan, the Board has the authority to determine, among other things, the individuals to whom Awards shall be granted and to determine exercise prices, vesting requirements, the term of and the number of shares covered by each Award, and the form of the Award to be granted.

Persons Eligible to Participate in the Plan

     Under the Plan, Awards may be granted to directors, officers, employees and consultants or advisors of the Company or its subsidiaries who share the responsibility for the management, growth or protection of the business of the Company or any subsidiary or who, in the opinion of the Board, provide services yielding significant benefits to the Company or any subsidiary. Only employees of the Company or its subsidiaries, however, are eligible to receive incentive stock options under the Plan.

Incentive Awards

     All Awards. The Plan authorizes the Board to award eligible directors, employees, independent contractors and consultants non-qualified stock options, stock appreciation rights, restricted stock, performance units, phantom stock or any combination thereof and to award eligible employees incentive stock options. Each Award granted under the Plan will be represented by an agreement (an “Award Agreement”) in a form approved by the Board of Directors. The Award Agreement will be subject to and will incorporate the terms and conditions required under the Plan or as required by the Board of Directors for the form of the Award granted and such other terms and conditions as the Board of Directors may specify.

     In the event of a change in control of the Company, (i) all options and stock appreciation rights granted under the Plan and not previously exercisable and vested will become fully exercisable and vested, and (ii) the restriction period applicable to any restricted stock granted under the Plan shall end, and all shares of restricted stock shall become fully vested. Generally, a change in control includes the acquisition of beneficial ownership of fifty percent or more of the voting power of the Company by a person or group or the consummation by the Company of a reorganization, merger or consolidation, or the disposition of all of substantially all of the Company’s assets. A change in control also occurs under the Plan when the individuals who were directors at the time the Plan was approved cease to constitute a majority of the Board, provided that, for this purpose, if at least two-thirds of the individuals who were directors at the time the Plan was approved voted for the new director. The new director will be considered to be a director at the time the Plan was approved.

     Stock Options. The Plan authorizes the Board to grant eligible directors, employees, independent contractors and consultants non-qualified stock options to purchase shares of common stock and to grant eligible employees incentive stock options to purchase shares of common stock.

     The exercise price of options granted under the Plan will be determined by the Board, but in the case of incentive stock options, the exercise price in no event will be less than 100% of the fair market value per share of one share of the common stock on the date of the grant of the option (or in the case of certain incentive stock options as described below, 110% of fair market value). The term “Fair Market Value” is defined in the Plan to mean, as applicable, (i) the closing sales price of the Company’s common stock on the date in question on the New York Stock Exchange; (ii) if the Company’s common stock is not traded on the New York Stock Exchange but is registered on another national securities exchange or any other nationally recognized quotation system, the closing sales price of the Company’s common stock on such national securities exchange or nationally recognized quotation system; or (iii) if the Company’s shares of common stock are not traded on a national securities exchange or through any other nationally recognized quotation system, the fair market value of the Company’s common stock as determined by the Board, acting in good faith, under any method consistent with the Internal Revenue Code (the “Code”), or Treasury Regulations thereunder, as the Board shall in its discretion select and apply at the time of the grant of the Award concerned.

     Options may be exercised in whole or in part by a participant in the Plan (“Participant”), but in no event later than ten years from the date of the grant in the case of an incentive stock option, or ten years and six months from the date of grant in the case of a non-qualified stock option. Any incentive stock option granted under the Plan to a Participant who owns directly or indirectly (under applicable ownership attribution rules) more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries may not be exercised at a price less than 110% of the market price on the day the option is granted, and no such option may be exercised more than five years from the date of grant. Upon payment, the Company will deliver stock certificates for such shares to the Participant, or will enroll the Participant in the Company’s dividend reinvestment plan.

     The purchase price for the shares may be paid in cash, shares of common stock owned by the Participant for more than six months, by withholding shares of common stock issuable upon exercise of the option, by waiving compensation due or accrued for services rendered, by a same-day sale commitment, by a margin commitment, by a combination of the above, or another method determined by the Board of Directors and set forth in the applicable Award Agreement.

     Options granted under the Plan are exercisable during the lifetime of the Participant only by the Participant. All options granted under the Plan are non-transferable except by will or under the laws of descent and distribution.

     Unless otherwise determined by the Board of Directors and set forth in a Participant’s Award Agreement, following the termination of a Participant for any reason, any outstanding option will expire one year from the date of the Participant’s termination.

     Stock Appreciation Rights. Stock appreciation rights may be granted under the Plan either on a stand-alone basis or in conjunction with options granted under the Plan. Stock appreciation rights granted on a stand-alone basis are exercisable as and to the extent set forth in the applicable Award Agreement. Stock appreciation rights granted in conjunction with options generally are exercisable only at such time and to the extent that the options to which they relate are exercisable. Upon exercise of a stock appreciation right, a Participant shall be entitled to receive an amount in cash or shares of common stock equal in value to the excess of the fair market value of one share of common stock on the date of exercise over (1) in the case of a stock appreciation right granted on a stand-alone basis, the fair market value of one share of stock on the date of the grant (as set forth in the applicable Award Agreement), or (2) in the case of a stock appreciation right granted in conjunction with an option, the option price per share, in each case, multiplied by the number of shares covered by the right and being exercised.

     Performance Units. The Plan provides for the award of performance units. In granting performance units, the Board will determine a “performance period” of one or more years and will determine the performance goals for grants of performance units. Performance goals may be based on the Company’s net income, earnings per share, return on equity, return on assets, operating income or shareholder return. Performance goals may vary from Participant to Participant. At the beginning of a performance period, the Board shall determine for each Participant eligible for performance units the range of dollar values, if any, which shall be paid as an Award if the relevant measure of performance for the performance period is met.

     The Board has the authority to determine at the time the performance unit is granted whether the obligation of the Company will be paid in cash, shares of stock, or a combination of both. The Award Agreement will set forth the payment medium determined by the Company.

     Restricted Stock. Restricted stock may be received by a Participant as an Award under the Plan. Restricted stock granted under the Plan may be, but need not be, subject to a “restriction period” (after which restrictions shall lapse) commencing on the date of grant of the Award and ending on such date or upon the achievement of a performance goal or other criteria as the Board of Directors shall determine.

     Except as otherwise provided in the Plan, no shares of restricted stock may be sold, exchanged, transferred, pledged or otherwise disposed of during the restriction period. The Board of Directors may require certificates for restricted stock delivered under the Plan to be held in custody by a bank or other institution or by the Company itself until the restriction period expires or the restrictions thereon otherwise lapse. In addition, the Board of Directors may require the recipient to deliver a stock power of attorney endorsed in blank relating to the restricted stock as a condition of receipt of restricted stock. If the Participant ceases to be employed by or to provide services to the Company or any of its subsidiaries before the end of the restriction period, the restricted stock may be forfeited.

     Phantom Stock. Phantom stock may be granted under the Plan. For each share of phantom stock, a Participant shall be entitled to receive an amount in cash and/or shares of common stock equal in value to the fair market value of one share of common stock at the applicable date or upon the occurrence of an applicable event as specified in the Award Agreement. If the Participant ceases to be employed by or to provide services to the Company or any of its subsidiaries, any phantom stock rights which have not vested will terminate and be forfeited by the Participant.

Amendment and Termination of the Plan

     With respect to any shares of common stock at the time not subject to an Award, the Board of Directors may at any time and from time to time, terminate, modify or amend the Plan in any respect, provided always that no such termination modification or amendment shall terminate any outstanding Award previously granted under the Plan (unless the Company is liquidated or dissolved) and that no such modification or amendment shall be made absent the approval of the shareholders of the Company to: (i) increase the total number of shares which may be issued or delivered under the Plan; (ii) make any change in the class of individuals eligible to receive Awards; (iii) extend the period set forth in the Plan during which Awards may be granted; or (iv) make any changes that require shareholder approval under the rules and regulations of any securities exchange on which the common stock is traded. The Company’s Board of Directors may also suspend the granting of Awards pursuant to the Plan at any time and may terminate the Plan at any time; provided, however, no such suspension or termination shall modify or amend any Award granted before such suspension or termination unless the affected Participant consents in writing to such modification or amendment or there is a dissolution or liquidation of the Company.

     With the consent of the affected Participant, the Board of Directors may amend outstanding Award Agreements in a manner consistent with the Plan. Without Participant consent, the Board of Directors may at any time and from time to time modify or amend Award Agreements with respect to options intended as of the date of grant to be incentive stock options in such respects as it deems necessary in order that such incentive stock options granted under the Plan shall comply with the appropriate provisions of the Code and Treasury Regulations thereunder which are in effect from time to time respecting qualified incentive stock options.

Federal Income Tax Consequences

     Incentive Stock Options. All incentive stock options granted or to be granted under the Plan are intended to be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

     Under the provisions of Section 422 of the Code, neither the holder of an incentive stock option nor the issuer of such option will recognize income, gain, deduction or loss upon the grant or exercise of an incentive stock option. An optionee will be taxed only when the common stock acquired upon exercise of his or her incentive stock option is sold or otherwise disposed of in a taxable transaction. If at the time of such sale or disposition the optionee has held the shares for the required holding period (two years from the date the option was granted and one year from the date of the transfer of the shares to the optionee), the optionee will recognize long-term capital gain or loss, as the case may be, based upon the difference between his or her exercise price and the net proceeds of the sale. However, if the optionee disposes of the shares before the end of such holding period, the optionee will recognize ordinary income on such disposition in an amount generally equal to the lesser of: (i) gain on the sale or other disposition; or (ii) the amount by which the fair market value of the shares on the date of exercise exceeded the option exercise price, with any excess gain being capital gain, long-term or short-term, depending on whether or not the shares had previously been held for more than one year on the date of sale or other taxable disposition.

     The foregoing discussion and the reference to capital gain or loss treatment therein assume that the option shares are a capital asset in the hands of the optionee. A sale or other disposition which results in the recognition of ordinary income to the optionee will also result in a corresponding income tax deduction for the Company.

     The Plan permits an optionee to pay all or part of the purchase price for shares acquired pursuant to exercise of an incentive stock option by transferring to the Company other shares of the Company’s common stock owned by the optionee. Section 422 of the Code provides that an option will continue to be treated as an incentive stock option if it is exercised in such manner. Accordingly, except as noted below with respect to certain “statutory option stock,” an optionee who exercises an incentive stock option in whole or in part by transferring to the Company shares of the Company’s common stock will recognize no gain or loss upon such exercise. The optionee’s basis in the number of new shares so acquired that is equal to the number of shares surrendered will be equal to the optionee’s cost basis in the shares surrendered. The optionee’s basis in the additional number of new shares received will be zero plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid.

     Section 424(c)(3) of the Code provides that if “statutory option stock” is transferred in connection with the exercise of an incentive stock option, and if the holding period requirements under Section 422(a)(1) of the Code are not met with respect to such statutory option stock before such transfer, then ordinary income will be recognized as a result of the transfer of statutory option stock. The optionee’s basis in the number of new shares so acquired that is equal to the number of shares surrendered will be equal to the optionee’s cost basis in the shares surrendered plus the amount of ordinary income recognized. The optionee’s basis in the additional number of new shares received will be zero plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under Section 422 of the Code.

     In general, an option granted under the Plan which is designated as an incentive stock option will be taxed as described above. However, in some circumstances an option which is designated as an incentive stock option will be treated as a non-qualified stock option and the holder taxed accordingly. For example, a change in the terms of an option which gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an incentive stock option are met on the date the “new option” is considered granted (such as the requirement that the exercise price of the option be not less than the fair market value of the stock as of the date of the grant), the option will be treated and taxed as a non-qualified stock option. In addition, the aggregate fair market value (determined at the time the option was granted) of the shares with respect to which incentive stock options granted under the Plan are exercisable for the first time by an optionee during any calendar year may not exceed $100,000. Any excess over such amount will be deemed to be related to and part of a non-qualified stock option.

     Non-Qualified Stock Options. All options granted or to be granted under the Plan that do not qualify as incentive stock options are non-qualified stock options not entitled to special tax treatment under Section 422 of the Code.

     A Participant in the Plan will recognize taxable income upon the grant of a non-qualified stock option only if such option has a readily ascertainable fair market value as of the date of the grant. However, under the applicable Treasury Regulations, the non-qualified stock options issued under the Plan will not have a readily ascertainable fair market value unless, at the time such options are granted, similar options of the Company are actively traded on an established market. The Company will not have any such actively traded options in the foreseeable future.

     Upon the exercise of a non-qualified option not having a readily ascertainable fair market value, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price for those shares. The Company is not entitled to an income tax deduction with respect to the grant of a non-qualified stock option or the sale of stock acquired pursuant thereto. The Company generally is permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a non-qualified stock option.

     The Plan permits the Board of Directors to allow an optionee to pay all or part of the purchase price for shares acquired pursuant to an exercise of a non-statutory option by transferring to the Company other shares of the Company’s common stock owned by the optionee. If an optionee exchanges previously acquired common stock pursuant to the exercise of a non-qualified stock option, the Internal Revenue Service has ruled that the optionee will not be taxed on the unrealized appreciation of the shares surrendered in the exchange. In other words, the optionee is not taxed on the difference between his or her cost basis for the old shares and their fair market value on the date of the exchange, even though the previously acquired shares are valued at the current market price for purposes of paying all or part of the option price. Thus, the optionee’s basis in the number of new shares so acquired that is equal to the number of shares surrendered will be equal to the optionee’s cost basis in the shares surrendered. The optionee’s basis in the additional number of new shares received will be equal to the amount of ordinary compensation income recognized as the result of the exercise of the option plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid.

     Stock Appreciation Rights, Performance Units and Phantom Stock. On the exercise of a stock appreciation right or upon the receipt of cash or common stock with respect to a performance unit or a share of phantom stock, the Participant will recognize taxable ordinary income in an amount equal to the sum of the cash and the fair market value of the stock (determined as of the date of exercise of the stock appreciation right, or the date of receipt of cash or common stock with respect to the performance unit or phantom stock, whichever is applicable), if any, received. A Plan Participant will not recognize a loss on the termination of an unexercised stock appreciation right, performance unit or share of phantom stock received under the Plan.

     Restricted Stock. Generally, and except as noted below, the grant of restricted stock is not taxable at the time of the grant. Instead, at the time restricted stock vests or becomes transferable free of a substantial risk of forfeiture, a Participant will recognize ordinary income equal to (i) the excess of the fair market value of such restricted stock on the date the shares vest or become so transferable over (ii) the price, if any, paid for such restricted stock. A Participant may, however, elect to recognize income as of the date of grant of the restricted stock in an amount equal to (i) the excess of the fair market value of the restricted stock on the date of grant over (ii) the price, if any, paid for the restricted stock. If such an election is made, no additional income will be recognized at the time the stock vests or becomes transferable. In the event of a subsequent forfeiture of the shares, a Participant making such an election may be able to recognize a capital loss with respect to the amount, if any, paid for such restricted stock, but only to the extent such amount exceeds the amount realized by such employee on such forfeiture. The Participant will not be able to recognize a loss for tax purposes with respect to the excess of fair market value over the purchase price which was previously included in income. Dividends paid on the shares of restricted stock before they vest will be taxed to the Participant either as additional compensation or, if the Participant has made the election described above, as dividend income.

     In most cases, the basis in shares acquired upon exercise of a non-qualified option or stock appreciation right, upon an award of restricted stock or upon payment with respect to shares of phantom stock will be equal to the fair market value of the shares on the Participant’s income recognition date, and the holding period for determining gains and losses on a subsequent disposition of such shares will begin on such date.

     As a general rule, the Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a Participant recognizes ordinary income from Awards granted under the Plan (including the recognition of ordinary income as the result of a holder of stock obtained through exercise of an incentive stock option disposing of such stock prior to the expiration of the required holding period), to the extent such income is considered reasonable compensation under the Code and generally provided that the Company complies with the reporting requirements applicable to the ordinary income recognized by the Participant. The Company will not, however, be entitled to a deduction with respect to payments to certain Participants that are contingent upon a change of control if such payments are deemed to constitute “excess parachute payments” pursuant to Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section. In addition, such payment will subject the recipient to a 20% excise tax. The Company also may not be entitled to a deduction with respect to payments to certain employees of the Company to the extent that the total remuneration of such employee is found to be excessive under Section 162(m) of the Code.

     General. The Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

     The preceding discussion is based upon federal tax laws and regulations in effect on the date of this prospectus, which are subject to change, and upon an interpretation of the statutory provisions of the Code, its legislative history and related income tax regulations. Furthermore, the foregoing is only a general discussion of the federal income tax consequences of the Plan and does not purport to be a complete description of all federal income tax aspects of the Plan. Plan Participants may also be subject to state and local taxes in connection with the grant or exercise of options, stock appreciation rights, performance units, restricted stock, phantom stock, or any combination thereof granted under the Plan and the sale or other disposition of shares acquired upon exercise of the options or otherwise received pursuant to the Plan. Individuals receiving a grant of options, stock appreciation rights, performance units, restricted stock, phantom stock, or any combination thereof should consult with their personal tax advisor regarding federal, state and local consequences of participating in the Plan.

     The Board of Directors of the Company recommends that the Company’s shareholders vote “FOR” approval of the incentive plan described above.

CORPORATE GOVERNANCE AND BOARD MATTERS

Meetings of the Board of Directors

     The Company’s Board of Directors presently consists of eighteen members. The Board of Directors held ten meetings during the year ended December 31, 2003. Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and the Committees of the Board of Directors on which he or she served, with the exception of Mr. Hatcher, who attended 62% of such meetings. It is a policy of the Company that the Company’s directors attend the annual meetings of shareholders, and all of the Company’s directors attended the 2003 annual meeting of shareholders.

Board Independence

     The Board has determined that each of its members other than Patrick G. Blanchard, the Company’s President and Chief Executive Officer, has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent within the meaning of the National Association of Securities Dealers’ listing standards, as currently in effect.

Committees of the Board of Directors

     The Board of Directors of the Company has a standing Audit Committee, Executive Committee and Stock Option Committee. The Board does not have a Compensation Committee or Nominating Committee, as the responsibilities which would normally be served by such committees are served by the Company’s entire Board of Directors.

     The Audit Committee, which met five times during 2003, reviews the affairs of the Company with the Company’s independent auditors, including a review of the accounts of the Company and the overall financial condition of the Company. The committee also examines the Company’s internal controls to determine whether adequate safeguards are in place, and determines whether officers and employees of the Company have provided adequate cooperation and assistance to the Company’s independent auditors. The Audit Committee reviews and pre-approves all audit and non-audit services performed by the Company’s accountants, or other accounting firms, other than as may be allowed by applicable law. The Audit Committee’s current members are Phillip G. Farr, Arthur J. Gay, Jr., Hugh L. Hamilton, Jr., George O. Hughes, George H. Inman, James L. Lemley, M.D. and A. Montague Miller. The Board has also determined that Phillip G. Farr is an “audit committee financial expert,” as defined by SEC rules. The Board of Directors has adopted an Audit Committee Charter, a copy of which is attached to this proxy statement as Appendix “B.”

     The Executive Committee, which met nine times during 2003, has the power and authority to manage the affairs of the Company between meetings of the Board of Directors. The Executive Committee also reviews significant corporate matters, planning and strategies and recommends action as appropriate to the Board of Directors. The Executive Committee’s current members are Patrick G. Blanchard, Samuel A. Fowler, Jr., Joseph D. Greene, J. Randal Hall, George H. Inman, David W. Joesbury, Sr., and John W. Lee.

     The Stock Option Committee, which met three times during 2003, has been assigned the functions of administering the Company’s 1997 Stock Option Plan and 2004 Incentive Plan. The Stock Option Committee’s current members are Phillip G. Farr, J. Randal Hall, William G. Hatcher Sr., David W. Joesbury, Sr., James L. Lemley, M.D. and A. Montague Miller.

Nomination of Directors

     The Company does not have a Nominating Committee or a charter governing the nominating process. Director selection and review is conducted by the entire Board of Directors. The Company believes that this is adequate for a small community financial institution. Each member of the Board of Directors has a long-standing relationship with the Company or the Bank as either a director or officer, and the Company believes that these directors acting as a group are capable of evaluating the performance of the current Board, the qualifications of proposed director nominees and of determining the need for additional directors.

     Nominations by the Board. In the case of incumbent directors whose terms are set to expire, the remaining directors on the Board will review such directors’ overall service to the Company during their term, including the number of meetings attended, their level of participation, quality of their performance and any transactions between such directors and the Company during their term in determining whether or not such incumbent directors should be nominated for re-election to the Board. In the case of new director candidates, the Board will seek candidates meeting the criteria set forth above from the Board’s network of contacts. However, if and when deemed appropriate by the Board, a professional search firm may also be utilized to identify qualified candidates.

     Nominations by Shareholders. The Board will consider director candidates recommended by shareholders, provided the following procedures are followed by shareholders in submitting recommendations:

•	Shareholder nominations must be delivered in writing to the Secretary of the Company;

•	Submissions must include sufficient biographical information regarding the recommended candidate including age, his or her employment history for at least the previous five years (including employer names and a description of their business) and such person’s other board memberships, if any; and

•	The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders.

     Submissions should be delivered to the Secretary of the Company not less than 60 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual shareholders meeting. Any submissions received after such date will not be considered until the following year’s annual shareholder meeting.

     Director Qualifications. It is the policy of the Board of Directors to seek and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company. The Board seeks a diverse group of candidates who posses the background, skills and expertise to make significant contributions to the Board, the Company and its shareholders. Desired qualities to be considered include:

     Experience (in one or more of the following):

•	High-level leadership experience in business or administrative activities;

•	Breadth of knowledge about issues affecting the Company and its subsidiaries;

•	The ability and willingness to contribute special competencies to Board activities; and

•	The ability to read and understand financial statements.

Personal Attributes

•	Personal integrity;

•	Loyalty to the Company and concern for its success and welfare;

•	Willingness to apply sound and independent business judgment;

•	Awareness of a director’s vital role in the Company’s good corporate citizenship and its corporate image;

•	Availability for meetings and consultation on Company matters

•	Contacts within the community; and

•	The willingness to assume Board and fiduciary responsibilities.

     Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

     The Board does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a shareholder.

Shareholder Communications with the Board

     The Board of Directors has implemented a process for shareholders to send communications to the Board. Shareholders who wish to communicate directly with the Board of Directors or any particular director should deliver any such communications in writing to the Secretary of the Company. The Secretary will compile any communications he or she receives from shareholders and deliver them periodically to the Board or the specific directors requested. The Secretary of the Company will not screen or edit such communications, but will deliver them in the form received from the shareholder.

Shareholder Proposals for 2005 Annual Meeting

     The deadline for submission of shareholder proposals for inclusion in the Company’s proxy statement for the 2005 Annual Meeting of Shareholders is December 24, 2004. Additionally, the Company must receive notice of any shareholder proposal to be submitted at the 2005 Annual Meeting of Shareholders (but not required to be included in the Company’s proxy statement) by March 10, 2005, or such proposal will be considered untimely and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

Compensation of Directors

     Each director of the Company receives $200 for each Board meeting attended and $100 for each committee meeting attended. In 2003, each outside director of the Company also received an annual retainer of 100 shares of the Company’s common stock.

     In June 2001, the Board of Directors adopted the Director Stock Purchase Plan (the “Plan”). The Plan provides that outside directors of the Company and the Bank may elect to purchase shares of the Company’s common stock in lieu of receiving cash for director fees earned in each calendar quarter. The purchase price for shares acquired under the Plan is $2.00 less than the closing market price of the Company’s common stock as reported on the Over-the-Counter Bulletin Board on the last day of each calendar quarter. An outside director may join the Plan at any time during the last seven days of each calendar quarter.

Code of Ethics

     The Company has adopted a Code of Ethics applicable to its Chief Executive Officer and Chief Financial Officer, a copy of which was filed as Exhibit 14.1 to the Company’s Form 10-KSB for the year ended December 31, 2003.

No Family Relationships Among Directors and Officers

     There are no family relationships between any director or executive officer of the Company or the Bank and any other director or executive officer of the Company or the Bank.

EXECUTIVE OFFICERS

     Executive officers of the Company and the Bank are appointed by the Board of Directors of the Company and the Board of Directors of the Bank, respectively, and hold office at the pleasure of the respective Board. The executive officers of the Company and Bank are as follows:

Name	Position with the Company and Bank
Patrick G. Blanchard	President and Chief Executive Officer of the Company
Remer Y. Brinson, III	President and Chief Executive Officer of the Bank
James M. Thomas	Senior Vice President, Chief Financial Officer and Secretary of the Company and the Bank

     Biographical information for Messrs. Blanchard and Brinson is in the section titled “Proposals to be Voted on – Proposal No. 1: Election of Directors,” above.

     James M. Thomas, age 56, has served as the Senior Vice President and Chief Financial Officer of both the Company and the Bank since January 2002. In November 2002 Mr. Thomas was elected Secretary of the Bank and in May 2003 Mr. Thomas was elected Secretary of the Company. From 1988 to 2001, Mr. Thomas was the president of J. M. Thomas & Associates, Inc., an accounting and financial services consulting firm for community banks. Mr. Thomas is a C.P.A. and a C.I.A. and holds a B.S. in Mathematics and a Masters Degree in Professional Accountancy from Georgia State University.

EXECUTIVE COMPENSATION

Compensation of Officers

     The following table provides certain summary information for the fiscal years ended December 31, 2003, 2002, and 2001 concerning compensation paid or accrued by the Company or the Bank to or on behalf of Patrick G. Blanchard and Remer Y. Brinson, the two executive officers of the Company and the Bank whose total salary and bonus for 2003 exceeded $100,000 (the “Named Executive Officers”):

Name and		Annual
Principal Position		Compensation		Long Term Compensation
				Securities
				Underlying
	Year	Salary	Bonus	Options
Patrick G. Blanchard	2003	$140,000	$110,882	8,000
President and Chief	2002	130,000	94,953	6,000
Executive Officer	2001	125,000	40,000	13,800 (1)
Remer Y. Brinson, III President and Chief	2003	$140,000	$110,882	8,000
Executive Officer of First	2002	130,000	94,953	6,000
Bank of Georgia	2001	125,000	40,000	13,800 (1)

(1)	Earned in 2001 but granted in 2002.

Employment Agreement with Company’s Chief Executive Officer

     The Company has entered into an employment agreement with Patrick G. Blanchard, pursuant to which Mr. Blanchard serves as President and Chief Executive Officer of the Company and Vice Chairman of the Bank. The term of the employment agreement is renewed for a three-year period on the last day of February of each year, upon a determination by the Board of Directors of the Company and the Bank that the employment agreement should be extended.

     Mr. Blanchard’s employment agreement provides for an annual base salary of $120,000 per year, which salary may be increased at the discretion of the Board of Directors, and an annual incentive bonus of $12,000 (which may also be increased at the discretion of the Board) if the Bank meets specific performance goals. Stock options are also provided under the employment agreement. On April 1, 1999, Mr. Blanchard was granted an option to purchase 20,450 shares of common stock at an exercise price of $4.89 per share (as adjusted for stock splits and stock dividends). The option is subject to a vesting schedule based principally on certain performance criteria of the Bank. The options vested as follows: approximately 25% vested on April 1, 1999, approximately 25% vested at the end of the calendar year when the Bank’s average assets exceeded $100 million (which was 2000), approximately 25% vested at the end of the calendar year when the Bank’s average assets exceeded $150 million (which was 2001), and approximately 25% vested at the end of the calendar year when the Bank’s average assets exceeded $200 million (which was 2002). As the Bank’s average assets exceeded $200 million at the end of 2002, all options under this agreement are presently exercisable. The stock option expires on the tenth anniversary of the date of grant. Mr. Blanchard is also provided with an automobile as well as other customary fringe benefits, such as insurance coverage and vacation.

     Under the employment agreement, in the event Mr. Blanchard’s employment is terminated in connection with or within three years after any “change of control” (as defined in the employment agreement) of the Company, other than for “cause” (as is also defined in the employment agreement), Mr. Blanchard is entitled to receive either a lump sum cash amount or monthly cash payments equal to two times the annual compensation received by him for the preceding year prior to the change in control plus an amount representing the “in the money” portion of any unexercised stock options (defined as the excess, if any, of the fair market value of the common stock underlying Mr. Blanchard’s stock options (if any) minus the option price) whether or not then exercisable, granted to Mr. Blanchard. Further, if Mr. Blanchard resigns within three years following a change in control of the Company (i) due to the reduction in the rate of his regular compensation to an amount below the rate of his regular compensation as in effect immediately prior to the change in control, or (ii) because he is required to relocate to a county other than Richmond (Augusta), Columbia or McDuffie County, Georgia, in which he was employed immediately prior to the change in control, or (iii) due to a reduction in his duties, title and/or responsibilities relative to those prior to the change in control, Mr. Blanchard will be entitled to receive either a lump sum cash amount or monthly cash payments equal to two times the annual compensation received by him for the preceding year prior to the change in control plus an amount representing the in the money portion of any unexercised stock options whether or not then exercisable, granted to Mr. Blanchard. If Mr. Blanchard resigns for any other reason within three years following a change in control of the Company, Mr. Blanchard will be entitled to receive a lump sum cash amount equal to the annual compensation received by him for the preceding year prior to the change in control, plus the in the money portion of any unexercised stock options whether or not then exercisable. The preceding change in control provisions remain in effect for three years and automatically renew for a three-year period on each anniversary of the date of the agreement, unless Mr. Blanchard is otherwise notified to the contrary 30 days prior to such anniversary by the Company, in which case the provisions terminate two years from such anniversary.

     The employment agreement further provides that Mr. Blanchard’s employment is terminable for cause. If Mr. Blanchard’s employment is terminated without cause, as liquidated damages and in lieu of all claims, Mr. Blanchard is entitled to a continuation of his base salary and insurance benefits for a period of one year, or until Mr. Blanchard is employed in a full-time position, whichever occurs first. Mr. Blanchard’s employment agreement also contains non-compete and non-solicitation provisions, effective through the date of termination of employment and for a period of one year thereafter.

Severance Agreements

     Each of Messrs. Brinson and Thomas has entered into a severance agreement with the Company containing terms substantially similar to the change of control provisions contained in Mr. Blanchard’s employment agreement. However, neither of these individuals has entered into an employment agreement with the Company or the Bank.

Stock Option Plans

     Prior to the consummation of the reorganization of the Bank into a holding company structure, on February 12, 1997, the Board of Directors of the Bank adopted the 1997 Stock Option Plan (the “Stock Option Plan”) for eligible directors, officers, and key employees of the Bank. On April 28, 1997, the shareholders of the Bank, at the Bank’s Annual Meeting of Shareholders, duly approved and authorized the Stock Option Plan. Pursuant to the plan of reorganization, the Company adopted the Stock Option Plan and the shares of Bank common stock reserved for issuance under the Stock Option Plan became shares of Company common stock. The Stock Option Plan provides for the grant of both incentive and nonqualified stock options. The purpose of the Stock Option Plan is to encourage and enable participating directors, officers and key employees to remain in the employ of, and to give a greater effort on behalf of, the Company and the Bank. The maximum number of shares which shall be reserved and made available for sale under the Stock Option Plan is currently 276,000. Any shares subject to an option which for any reason expires or is terminated may again be subject to an option under the Stock Option Plan. Under the Stock Option Plan, options may be granted only to directors, officers, key employees and consultants or advisors of the Company and the Bank who are in a position to contribute significantly to the effective management and operation of the Company and the Bank. Only officers and employees of the Company and the Bank, however, are eligible to receive incentive stock options under the Stock Option Plan. The Stock Option Plan is administered by the Board of Directors and the Stock Option Committee. Members of the Committee are required to be “Non-Employee Directors” as such term is defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Subject to the provisions of the Stock Option Plan, the Board of Directors or the Committee has the authority to determine the individuals to whom options shall be granted and to determine exercise prices, vesting requirements, the term of and the number of shares covered by each option.

     Information regarding the Company’s 2004 Incentive Plan appears above under “Proposals to be Voted on – Proposal No. 2: Approval of the 2004 Incentive Plan.” No awards have been granted under the 2004 Incentive Plan.

     The following table provides certain information concerning options granted during 2003:

	Number of	% of Total Options
	Securities	Granted to
	Underlying Options	Employees in Fiscal	Exercise or Base
Name	Granted	Year	Price	Expiration Date
Patrick G. Blanchard	8,000	16.6%	$17.88	12/17/2013
Remer Y. Brinson, III	8,000	16.6%	$17.88	12/17/2013

     No options were exercised by the Named Executive Officers in 2003. The following table provides certain information concerning the amount and value of stock options held by the Named Executive Officers as of December 31, 2003:

Number of
Securities
	Underlying	Value of Unexercised
	Unexercised Options	In-the-Money Options
	as of 12/31/03	as of 12/31/03
Name	Exercisable/Unexercisable	Exercisable/Unexercisable(1)

Patrick G. Blanchard	43,192 / 17,728	$682,383 / $280,081
Remer Y. Brinson, III	43,192 / 17,728	$686,953 / $281,957

(1)	Dollar values calculated by determining the difference between the split-adjusted closing price of $22.50 per share of common stock, as reported by the Over-the-Counter Bulletin Board on December 31, 2003 and the exercise price of the options.

Equity Compensation Plan Information

     The Company currently has three equity compensation plans: (i) the 1997 Stock Option Plan, which was approved by shareholders; (ii) the Director Stock Purchase Plan, which has not been approved by shareholders; and (iii) the 2004 Incentive Plan, which was adopted by the Board in March 2004 and will be submitted for shareholder approval at the Annual Meeting. The following table provides information as of December 31, 2003 regarding the Company’s then existing compensation plans and arrangements:

Number of
securities
remaining available
	Number of		for future issuance
	securities to be		under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in
	and rights	and rights	column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	247,702	$7.07	24,298
Equity compensation plans not approved by security holders	N/A	N/A	117,568
Total	247,702	$7.07	141,866

RELATED PARTY TRANSACTIONS

     During 2003, the Bank entered into transactions with an independent insurance agency, of which one of the Company’s directors, Mr. Joesbury, is President. The total amount of premiums paid on various insurance policies provided to the Bank was approximately $273,709 for 2003.

     During 2003, the Bank paid to MAU, Inc., a personnel services company, an aggregate of $108,954 for temporary employee services provided to the Bank and for pre-hire testing and screening for the Bank’s human resource department. William G. Hatcher, Sr., a director of the Company, is Chief Executive Officer and an 18% shareholder of MAU, Inc.

     The Bank extends loans from time to time to certain of the Company’s and the Bank’s directors, their associates and members of the immediate families of the directors and executive officers of the Company and the Bank. These loans are made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.

AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed the Company’s 2003 audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent accountant the independent accountant’s independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for 2003 for filing with the SEC.

Respectfully submitted,
The Audit Committee
Phillip G. Farr George H. Inman Arthur J. Gay, Jr. James L. Lemley, M.D. Hugh L. Hamilton, Jr. A. Montague Miller George O. Hughes

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 1, 2004 with respect to ownership of the outstanding common stock of the Company by (i) each director and Named Executive Officer of the Company, (ii) all directors and executive officers of the Company, as a group, and (iii) all persons known to the Company to own beneficially more than 5% of the outstanding shares of the Company’s common stock.

	Amount and Nature of	Percentage of
	Beneficial	Outstanding
Name of Beneficial Owner	Ownership(1)	Shares
Patrick G. Blanchard (2)	58,638	2.2%
Remer Y. Brinson, III (3)	43,392	1.6%
Larry DeMeyers	14,506	*
Phillip G. Farr	28,728	1.1%
Samuel A. Fowler, Jr. (4)	32,607	1.2%
Arthur J. Gay, Jr.	14,690	*
Joseph D. Greene	41,072	1.6%
J. Randal Hall	11,796	*
Hugh L. Hamilton, Jr.	40,500	1.5%
William G. Hatcher, Sr.	38,502	1.5%
George O. Hughes (5)	114,453	4.3%
George H. Inman	38,528	1.5%
David W. Joesbury, Sr. (6)	38,636	1.5%
John W. Lee (7)	120,035	4.5%
James L. Lemley, M.D. (8)	48,991	1.9%
A. Montague Miller	29,770	1.1%
Julian W. Osbon	114,426	4.3%
Robert N. Wilson, Jr (9)	38,082	1.4%
Bennye M. Young (10)	43,334	1.6%
All directors and executive officers as a group (20 persons) (11)	915,846	33.5%

*	Represents less than 1%

(1)	“Beneficial ownership” includes shares for which an individual or entity, directly or indirectly, has or shares voting or investment power or both. All of the above listed persons and entities have sole voting and investment power over the shares listed opposite their names unless otherwise indicated in the notes below. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. The ownership percentages are based upon 2,641,594 shares, except for certain parties who hold presently exercisable stock options to purchase shares. The ownership percentage for each party holding presently exercisable stock options is based upon the sum of 2,641,594 shares plus the number of shares held by such party subject to presently exercisable stock options, as indicated in the following notes.

(2)	Includes 43,392 shares subject to presently exercisable stock options.

(3)	Includes 40,992 shares subject to presently exercisable stock options and 200 shares held by Mr. Brinson’s wife as custodian for their minor children.

(4)	Includes 276 shares owned by Mr. Fowler’s wife as to which Mr. Fowler disclaims beneficial ownership. Also includes 1,380 shares held by Samuel A. Fowler, Jr., Attorney At Law, P.C., a professional corporation established and managed by Mr. Fowler.

(5)	Includes 13,560 shares owned by Mr. Hughes’ wife as to which Mr. Hughes shares voting and investment power. Also includes 16,410 shares held by G.O. Hughes Furniture Co., Inc., to which Mr. Hughes has sole voting and investment power.

(6)	Includes 5,796 shares owned by Mr. Joesbury’s wife, with whom Mr. Joesbury shares voting and investment power. Also includes 138 shares held by Mr. Joesbury as custodian for his child, for whom he exercises voting and investment power with respect to such shares.

(7)	Includes 10,212 shares held by IJL Wachovia as IRA custodian for Mr. Lee, with respect to which he exercises sole voting and investment power. Also includes 109,460 shares held by Leeward Group, LLLP, a partnership for which Mr. Lee exercises sole voting and investment power.

(8)	Includes 46,230 shares owned by the Patricia O. Lemley Trust (the “Trust”) of which Dr. Lemley is the trustee and 552 shares held by Mr. Lemley as custodian for his child.

(9)	Includes 7,644 shares held by A.G. Edwards & Sons, Inc., as IRA custodian for Mr. Wilson. Mr. Wilson has sole voting and investment power with respect to such shares. Also includes 2,412 shares held by Mr. Wilson as custodian for his children, for whom he exercises voting and investment power with respect to such shares.

(10)	Includes 4,692 shares held by Ms. Young as custodian for her children.

(11)	Includes 84,184 shares subject to presently exercisable options.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of the outstanding common stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with.

INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee has approved the selection of Cherry, Bekaert & Holland, L.L.P., which served as the Company’s independent public accountants for the year ended December 31, 2003, as the Company’s independent public accountants to audit the books of the Company for the current fiscal year, to report on the consolidated balance sheets and related statements of income, changes in shareholders’ equity and cash flows of the Company and to perform such other appropriate accounting services as may be required by the Company.

     Representatives of Cherry, Bekaert & Holland, L.L.P. are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     Audit Fees. The aggregate fees billed for professional services rendered by Cherry, Bekaert & Holland, L.L.P. for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports on Form 10-QSB were $25,250 for 2003 and $24,449 for 2002.

     Audit-Related Fees. The aggregate fees billed by Cherry, Bekaert & Holland, L.L.P. for audit-related services were $28,746 for 2003 and $21,390 for 2002. These fees related to compliance audits, consent procedures and other audit requirements.

     Tax Fees. The aggregate fees billed for professional services rendered by Cherry, Bekaert & Holland, L.L.P. for tax compliance, tax advice and tax planning were $2,625 for 2003 and $3,585 for 2002. These fees were incurred in connection with the preparation of the Company’s tax returns.

     All Other Fees. The aggregate fees billed for professional services rendered by Cherry, Bekaert & Holland, L.L.P. of this nature were $10,390 for 2003 and $16,787 for 2002. These fees relate to assistance in connection with regulatory filings and accounting and disclosure consultation.

     All services described above were pre-approved by the Audit Committee.

OTHER MATTERS

Annual Report to Shareholders and Report on Form 10-KSB

     Additional information concerning the Company, including financial statements, is provided in the Company’s 2003 Annual Report to Shareholders that accompanies this proxy statement. The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003, as filed with the Securities and Exchange Commission, is available to shareholders who make a written request therefor to Mr. James M. Thomas, Chief Financial Officer, at the offices of the Company, 2805 Wrightsboro Road, Augusta, Georgia 30909. Copies of exhibits filed with that report or referenced therein will be furnished to shareholders of record upon request and payment of the Company’s expenses in furnishing such documents.

Other Business

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

By Order of the Board of Directors, /s/ Patrick G. Blanchard Patrick G. Blanchard President and Chief Executive Officer

Augusta, Georgia
April 23, 2004

GEORGIA-CAROLINA BANCSHARES, INC.
2805 Wrightsboro Road
Augusta, Georgia 30909

ANNUAL MEETING OF SHAREHOLDERS
May 25, 2004

APPENDICES TO
PROXY STATEMENT
DATED APRIL 23, 2004

APPENDIX A
2004 INCENTIVE PLAN

APPENDIX B
AUDIT COMMITTEE CHARTER

APPENDIX A

GEORGIA-CAROLINA BANCSHARES, INC.
2004 INCENTIVE PLAN

     The purposes of the 2004 Incentive Plan are to encourage Eligible Individuals to increase their efforts to make Georgia-Carolina Bancshares, Inc. and each of its Subsidiaries more successful, to provide an additional inducement for such Eligible Individuals to continue to provide services to the Corporation or a Subsidiary as an employee, consultant, non-employee director, or independent contractor, to reward such Eligible Individuals by providing an opportunity to acquire incentive awards on favorable terms and to provide a means through which the Corporation may attract able persons to enter the employment of or engagement with the Corporation or one of its Subsidiaries. Such incentive awards may, in the discretion of the Board, consist of Stock (subject to such restrictions as the Board may determine or as provided herein), Performance Units, Stock Appreciation Rights, Incentive Stock Options, Non-Qualified Stock Options, Phantom Stock, or any combination of the foregoing, all as the Board, in each case, may determine.

ARTICLE 1
DEFINITIONS

     “Award” means an Incentive Stock Option, a Non-Qualified Stock Option, Restricted Stock Award, Stock Appreciation Rights, Performance Units, or Phantom Stock granted hereunder.

     “Award Agreement” means an agreement entered into between the Corporation and the applicable Participant, setting forth the terms and provisions applicable to the Award then being granted under this Plan, as further described in Section 2.5 of the Plan.

     “Board” means the Board of Directors of the Corporation.

     “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

     “Committee” means the Stock Option Committee, if any, appointed by the Board. If no Committee is appointed by the Board, the Board shall function in place of the Committee.

     “Corporation” means Georgia-Carolina Bancshares, Inc.

     “Disabled Participant” means a Participant becoming disabled within the meaning of Section 422(c)(6) of the Code.

     “Eligible Employee” means any employee of the Corporation or one of its Subsidiaries.

     “Eligible Individual” means any Eligible Employee and any consultant, non-employee director, or independent contractor of the Corporation or one of its Subsidiaries.

     “Fair Market Value” shall mean, as applicable, (i) the closing sales price of the Corporation’s Stock on the date in question on the New York Stock Exchange; (ii) if the Corporation’s Stock is not traded on the New York Stock Exchange but is registered on another national securities exchange or any other nationally recognized quotation system, the closing sales price of the Corporation’s Stock on such national securities exchange or nationally recognized quotation system; or (iii) if the Corporation’s shares of Common Stock are not traded on a national securities exchange or through any other nationally recognized quotation service, the fair market value of the Corporation’s Stock as determined by the Board, acting in good faith, under any method consistent with the Code, or Treasury Regulations thereunder, as the Board shall in its discretion select and apply at the time of the grant of the Award concerned. Subject to the foregoing, the Board, in fixing the Fair Market Value, shall have full authority and discretion and be fully protected in doing so.

     “Incentive Stock Option” means an option that is intended to qualify as an “Incentive Stock Option” within the meaning of section 422 of the Code. Any Option which does not qualify under section 422 of the Code shall be treated as a Non-Qualified Stock Option.

     “Non-Qualified Stock Option” means an option that is not an Incentive Stock Option.

     “Option” means an option to purchase Stock, including Restricted Stock, if the Board so determines, subject to the applicable provisions of Article 3, awarded in accordance with the terms of the Plan and which may be an Incentive Stock Option or a Non-Qualified Stock Option.

     “Participant” means an Eligible Individual who has been selected by the Board upon the recommendation of the Committee to participate in the Plan in accordance with Section 2.2 of the Plan.

     “Performance Unit” means a performance unit subject to the requirements of Article 4 and awarded in accordance with the terms of the Plan.

     “Phantom Stock” means a deferred compensation award subject to the requirements of Article 6.

     “Plan” means the Georgia-Carolina Bancshares, Inc. 2004 Incentive Plan, and as the same may be amended, administered or interpreted from time to time.

     “Qualifying Performance Adjustments” shall mean those adjustments to reported financial results required to optimally account for: a) the impact of intangible assets and related amortization expense, b) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, c) special charges in connection with mergers and acquisitions, d) losses from discontinued operations, e) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operation appearing or incorporated by reference in the Company’s Annual Report on Form 10-KSB filed with the SEC for the applicable year. Such adjustments will be at the Board’s sole discretion in a manner that is equitable, consistent with generally accepted accounting principles, and in accordance with the Company’s accounting practices and conventions as applied in the past.

     “Qualifying Performance Goals” shall mean any one or more of the following performance criteria: net income, earnings per share, return on equity, return on assets, operating income and/or total shareholder return. Such criteria may be absolute in their terms, measured against prior year(s) results, or measured against or in relationship to other companies. In all cases, such measures will be on a reported basis, adjusted at the Board’s sole discretion, as permitted by the terms of this Plan.

     “Restricted Stock” means Stock delivered under the Plan subject to the requirements of Article 5 and such other restrictions as the Board deems appropriate or desirable.

     “Stock” means the common stock of the Corporation.

     “Stock Appreciation Right” means a right granted under Article 3 either on a stand-alone basis or in conjunction with the grant of an Option that entitles the holder to receive a cash payment or an award of Stock, to be determined in the discretion of the Board at the time the applicable Stock Appreciation Right is granted, in an amount equal to the excess of the Fair Market Value of one share of Stock on such date of exercise over, (i) in the case of a Stock Appreciation Right granted on a stand-alone basis, the Fair Market Value of one share of Stock as of the date of grant (as set forth in the applicable Award Agreement), or (ii) in the case of a Stock Appreciation Right granted in conjunction with the grant of an Option, the Option Price per share multiplied by the number of shares covered by the right.

     “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Corporation, if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     “Termination” means the termination of employment with the Corporation or any of its Subsidiaries or the cessation of the provision of services to the Corporation or any of its Subsidiaries by a non-employee director, consultant or independent contractor.

ARTICLE 2
GENERAL PROVISIONS

     Section 2.1 Administration. The Plan shall be administered by the Committee; provided, however, that the Committee shall recommend to the Board for its approval the selection of Eligible Individuals to receive Awards under the Plan, the form and terms of Awards and the number of shares or other consideration subject to Awards under the Plan. The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operation of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. Without limiting the foregoing, the Committee shall have the authority to:

     (i) Prescribe, amend and rescind rules and regulations relating to the Plan;

     (ii) Recommend to the Board the Eligible Individuals to receive Awards under the Plan as provided in Section 2.2 of the Plan;

     (iii) Recommend to the Board the form and terms of Awards;

     (iv) Recommend to the Board the number of shares or other consideration subject to Awards under the Plan as provided in Articles 3, 4, 5 and 6 of the Plan;

     (v) Recommend to the Board whether Awards will be granted singly, in combination or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or grants or awards under any other incentive or compensation plan of the Corporation;

     (vi) Construe and interpret the Plan, any Award Agreement in connection with an Award and any other agreement or document executed pursuant to the Plan;

     (vii) Correct any defect or omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

     (viii) Determine whether a Participant is a Disabled Participant;

     (ix) Accelerate or, with the consent of the Participant, defer the vesting of any Award and/or the exercise date of any Award;

     (x) Determine whether a Participant’s Termination from the Corporation or its Subsidiaries is voluntary and with the written consent of the Corporation or its Subsidiaries;

     (xi) Authorize any person to execute on behalf of the Corporation any instrument required to effectuate the grant of an Award;

     (xii) With the consent of the Participant and approval of the Board, adjust the terms of an Award previously granted to the Participant;

     (xiii) Determine when a Participant’s period of employment is deemed to be continued during an approved leave of absence, or whether a Participant has engaged in the operation or management of a business that is in competition with the Corporation or any of its Subsidiaries;

     (xiv) Recommend to the Board, upon review of relevant information, the Fair Market Value of the Stock; and

     (xv) Make all other determinations deemed necessary or advisable for the administration of the Plan subject to the approval of the Board as set forth above.

     The Committee may delegate to officers of the Corporation or any Subsidiary the authority to perform administrative functions under the Plan subject to any legal requirements that the Committee as a whole take action with respect to such function.

     The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

     Section 2.2 Eligibility. Those Eligible Individuals who share the responsibility for the management, growth or protection of the business of the Corporation or any Subsidiary or who, in the opinion of the Committee, provide services yielding significant benefits to the Corporation or any Subsidiary shall be eligible to receive Awards as described herein.

     Subject to the provisions of the Plan, the Board shall have full and final authority, in its discretion, to grant Awards as described herein and to determine the Eligible Individuals to whom Awards shall be granted. In determining the eligibility of any Eligible Individual, as well as in determining the Award, the Board shall consider the position and the responsibilities of the Eligible Individual being considered, the nature and value to the Corporation or a Subsidiary of his or her services, his or her present and/or potential contribution to the success of the Corporation or a Subsidiary and such other factors as the Board may deem relevant.

     Section 2.3 Shares Available under the Plan. Subject to adjustment as set forth in Section 2.6, the maximum number of shares of Stock that may be issued or delivered and as to which Awards may be granted under the Plan shall be 264,100. Subject to adjustment as set forth in Section 2.6, the maximum number of shares of Stock (and in the case of Performance Units, the maximum dollar value) with respect to which Awards may be granted in any calendar year (or in the case of Performance Units, in any Performance Period) to any Participant under the Plan shall be as follows: Options: 50,000 shares; Stock Appreciation Rights: 50,000 shares; Restricted Stock: 50,000 shares; Phantom Stock: 50,000 shares; and Performance Units: 20,000 shares or $500,000.

     If any Award, other than Performance Units, granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, or, if and to the extent that an award of Phantom Stock is paid in cash rather than the issuance of shares of Stock, the number of shares subject to such Award (or in the case of Phantom Stock the number of shares of Stock for which payment was made in cash) shall again be available for purposes of the Plan, except that, to the extent that Stock Appreciation Rights granted in conjunction with an Option under the Plan are exercised and the related Option surrendered, the number of shares available for purposes of the Plan shall be reduced by the number of shares, if any, of Stock issued or delivered upon exercise of such Stock Appreciation Rights. If the Option Price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Corporation (by either actual delivery or by attestation) or if shares of Stock are tendered or are withheld upon the exercise of the Option to satisfy any applicable tax withholding, only the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

     The shares that may be issued or delivered under the Plan may be either authorized but unissued shares or repurchased shares or partly each.

     Section 2.4 Corporation’s Obligation to Deliver Stock. The obligation of the Corporation to issue or deliver shares of Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation; (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which such shares may then be listed; and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

     Section 2.5 Award Agreement. Each Award granted under the Plan shall be evidenced by a written Award Agreement, in a form approved by the Committee. Such Award Agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted and such other terms and conditions as the Committee may specify and shall be executed by the Chief Executive Officer, the President (if other than the Chief Executive Officer) or any Vice President on behalf of the Corporation and by the Participant to whom such Award is granted. With the consent of the Participant to whom such Award is granted, the Board may at any time and from time to time amend an outstanding Award Agreement in a manner consistent with the Plan. Without consent of the Participant, the Board of Directors may at any time and from time to time modify or amend Award Agreements with respect to Options intended as of the date of grant to be Incentive Stock Options in such respects as it deems necessary in order that Incentive Stock Options granted under the Plan shall comply with the appropriate provisions of the Code and regulations thereunder which are in effect from time to time with respect to Incentive Stock Options.

     Section 2.6 Adjustment and Substitution of Shares. If a dividend or other distribution shall be declared upon the Stock payable in shares of Stock, the number of shares of Stock then subject to any outstanding Option or by reference to which the amount of any other Award is determined and the number of shares which may be issued or delivered under the Plan shall be adjusted by adding thereto the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or distribution.

     If the outstanding shares of Stock shall be changed into or exchangeable for a different number or kind of shares of Stock or other securities of the Corporation or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, spin-off, combination of shares, merger or consolidation, then there shall be substituted for each share of Stock subject to any then outstanding Award and for each share of Stock, which may be issued or delivered under the Plan but is not then subject to an outstanding Award, the number and kind of shares of Stock or other securities into which each outstanding share of Stock shall be so changed or for which each such share shall be exchangeable.

     In the case of any adjustment or substitution as provided for in this Section 2.6, the aggregate Option Price for all shares subject to each then outstanding Option prior to such adjustment or substitution shall be the aggregate option price for all shares of Stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

     No adjustment or substitution provided for in this Section 2.6 shall require the Corporation to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities that result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

     If any such adjustment or substitution provided for in this Section 2.6 requires the approval of stockholders in order to enable the Corporation to grant Incentive Stock Options, then no such adjustment or substitution shall be made without prior stockholder approval. Notwithstanding the foregoing, in the case of Incentive Stock Options, if the effect of any such adjustment or substitution would be to cause the Option to fail to continue to qualify as an Incentive Stock Option or to cause a modification, extension or renewal of such Option within the meaning of Section 424 of the Code, the Committee may elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding Option as the Committee in its sole discretion shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such Incentive Stock Option.

ARTICLE 3
OPTIONS AND STOCK APPRECIATION RIGHTS

     Section 3.1 Grant of Stock Options and Stock Appreciation Rights. The Board shall have authority, in its discretion, to grant Incentive Stock Options, Non-Qualified Stock Options or to grant both types of Options (but not in tandem). Notwithstanding the above, Incentive Stock Options may only be granted to employees of the Corporation or any of its Subsidiaries. The Board also shall have the authority, in its discretion, to grant Stock Appreciation Rights either on a stand-alone basis or in conjunction with Incentive Stock Options or Non-Qualified Stock Options with the effect provided in Section 3.2(D). Stock Appreciation Rights granted in conjunction with an Incentive Stock Option may only be granted at the time such Incentive Stock Option is granted. Stock Appreciation Rights granted in conjunction with a Non-Qualified Stock Option may be granted either at the time such Non-Qualified Stock Option is granted or at any time thereafter during the term of such Non-Qualified Stock Option.

     Section 3.2 Terms and Conditions of Stock Options and Stock Appreciation Rights. Options and Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions:

     (A) The purchase price at which each Option may be exercised (the “Option Price”) shall be such price as the Committee, in its discretion, shall determine except that, in the case of an Incentive Stock Option, the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Stock covered by the Option on the date of grant (or in the case of an Incentive Stock Option granted to an Eligible Employee who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Subsidiary (a “Ten Percent Employee”), shall not be less than 110% of such Fair Market Value on the date of grant). For purposes of this Section 3.2(A), a Participant (i) shall be considered as owning not only shares of the Stock owned individually, but also all shares that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and (ii) shall be considered as owning proportionately any shares of Stock owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual shall be a stockholder, partner or beneficiary.

     (B) The Option Price shall be payable in full in any one or more of the following ways, as shall be determined by the Board to be applicable to, and as set forth in, any such Award:

     (i) in cash; or

     (ii) by tendering, either by actual delivery or by attestation, shares of Stock (which have been owned by the Participant for more than six months, which are free and clear of all liens and other encumbrances and which are not subject to the restrictions set forth in Article 5) having an aggregate Fair Market Value on the date of exercise of the Option equal to the Option Price for the shares being purchased; or

     (iii) by requesting that the Corporation withhold such number of shares of Stock then issuable upon exercise of the Option as shall have an aggregate Fair Market Value equal to the Option Price for the shares being acquired upon exercise of the Option; or

     (iv) by waiver of compensation due or accrued to the Participant for services rendered; or

     (v) provided that a public market for the Corporation’s stock exists:

     (a) Through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay the purchase price (or a larger number of the shares so purchased), and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the purchase price directly to the Corporation (and any excess to the Participant); or

     (b) Through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the purchase price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the purchase price directly to the Corporation; or

     (vi) by any combination of the foregoing; or

     (vii) by such other method as may be determined by the Board and set forth in the applicable Award Agreement.

     If the Option Price is paid in whole or in part in shares of Stock, any portion of the Option Price representing a fraction of a share shall be paid in cash. The date of exercise of an Option shall be determined under procedures established by the Board, and the Option Price shall be payable at such time or times as the Board, in its discretion, shall determine. No shares shall be issued or delivered upon exercise of an Option until full payment of the Option Price has been made. When full payment of the Option Price has been made and subject to the restrictions set forth in Article 5, the Participant shall be considered for all purposes to be the owner of the shares with respect to which payment has been made.

     (C) An Option may be exercised at such time as the Option vests or at any time thereafter prior to the time the Option expires in accordance with its terms or otherwise ceases to be outstanding. No Incentive Stock Option shall be exercisable after the expiration of ten years (five years in the case of a Ten Percent Employee) from the date of grant. No Non-Qualified Stock Option shall be exercisable after the expiration of ten years and six months from the date of grant. Subject to this Section 3.2(C), and 2.5, Options may be exercised at such times, in such amounts and subject to such restrictions as shall be determined by the Board, in its discretion.

     (D) Stock Appreciation Rights granted on a stand-alone basis shall be exercisable as and to the extent set forth in the applicable Award Agreement. Stock Appreciation Rights granted in conjunction with an Option shall be exercisable to the extent that the related Option is exercisable and only by the same person or persons who are entitled to exercise the related

     Option. Stock Appreciation Rights granted on a stand-alone basis shall entitle the Participant to receive from the Corporation on exercise that number of shares of Stock having an aggregate Fair Market Value equal to the excess of the Fair Market Value of one share of Stock on such date of exercise over the Fair Market Value of one share of Stock on the date of grant (as set forth in the applicable Award Agreement) multiplied by the number of shares of Stock covered by the Stock Appreciation Right exercised. Stock Appreciation Rights granted in conjunction with an Option shall entitle the Participant to surrender the related Option, or any portion thereof, and to receive from the Corporation in exchange therefor that number of shares of Stock having an aggregate Fair Market Value equal to the excess of the Fair Market Value of one share of Stock on such date of exercise over the Option Price per share, multiplied by the number of shares covered by the Option, or portion thereof, which is surrendered. Cash shall be paid in lieu of any fractional shares. The Board shall have the authority, in its discretion, to determine at the time the applicable Stock Appreciation Right is granted that the obligation of the Corporation shall be paid in cash, in shares of Stock, or part in cash and part in shares of Stock, and the Award Agreement for such Stock Appreciation Right shall set forth the payment medium determined by the Board. The date of exercise of Stock Appreciation Rights shall be determined under procedures established by the Board, and payment under this Section 3.2(D) shall be made by the Corporation as soon as practicable after the date of exercise. To the extent that an Option as to which Stock Appreciation Rights have been granted in conjunction therewith is exercised, the Stock Appreciation Rights shall be canceled.

     (E) No Option or Stock Appreciation Rights shall be transferable by a Participant other than by will, or if a Participant dies intestate, by the laws of descent and distribution of the state of domicile of the Participant at the time of death, and all Options and Stock Appreciation Rights shall be exercisable during the lifetime of a Participant only by the Participant.

     (F) Unless otherwise determined by the Board and set forth in the Award Agreement referred to in Section 2.5 or an amendment thereto, following the Termination of a Participant for any reason, such Participant must exercise any outstanding Option within one year from the date of Termination.

ARTICLE 4
PERFORMANCE UNITS

     Section 4.1 Performance Period and Objectives. The Board shall determine a performance period (the “Performance Period”) of one or more years and shall determine the Qualifying Performance Goals to be applicable to grants of Performance Units. The applicable Qualifying Performance Goals may vary from Participant to Participant. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Units for which different Performance Periods are prescribed.

     Section 4.2 Eligibility. At the beginning of a Performance Period, the Board shall determine for each Participant or group of Participants eligible for Performance Units with respect to that Performance Period the range of dollar values, if any, which may be fixed or may vary in accordance with the Qualifying Performance Goals specified by the Board, which shall be paid to a Participant as an Award if the relevant Qualifying Performance Goal for the Performance Period is met.

     Section 4.3 Significant Event. If during the course of a Performance Period the Board determines, in its discretion, that (i) a significant event (or events) has occurred (such as, but not limited to, a reorganization of the Corporation) which the Board expects to have a substantial effect on a Qualifying Performance Goal applicable to a Performance Unit during such period (a “Significant

Event”) or (ii) circumstances make it appropriate that Qualifying Performance Adjustments be made, the Board may revise such Qualifying Performance Goals and make such Qualifying Performance Adjustments as appropriate; provided that the Board shall not be required to determine that a reorganization involving the Corporation constitutes a Significant Event.

     Section 4.4 Termination. If an Eligible Individual terminates service with the Corporation or any of its Subsidiaries during a Performance Period because of death, Participant Disability, retirement on or after age 62, or at an earlier age with the consent of the Corporation, or a Significant Event, as determined by the Board, that Eligible Individual shall be entitled to payment in settlement of each Performance Unit for which the Performance Period was prescribed (i) based upon the Qualifying Performance Goals satisfied at the end of such period; and (ii) prorated for the portion of the Performance Period during which the Eligible Individual was employed or retained by the Corporation or any of its Subsidiaries; provided, however, the Board may provide for an earlier payment in settlement of such Performance Unit in such amount or amounts and under such terms and conditions as the Board deems appropriate or desirable with the consent of the Eligible Individual. If an Eligible Individual terminates service with the Corporation or any of its Subsidiaries during a Performance Period for any other reason, such Eligible Individual shall not be entitled to any payment with respect to that Performance Period unless the Board shall otherwise determine.

     Section 4.5 Award. The Board shall have the authority, in its discretion, to determine at the time the applicable Performance Unit is granted that the obligation of the Corporation shall be paid in cash, in shares of Stock, or part in cash and part in shares of Stock, and the Award Agreement for such Performance Unit shall set forth the payment medium determined by the Board. Each Performance Unit shall be paid either as a lump sum payment or in annual installments, as the Board shall determine, at the time of grant of the Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period.

ARTICLE 5
RESTRICTED STOCK

     Section 5.1 Award. Restricted Stock may be received by an Eligible Individual as an Award. Restricted Stock may but need not be subject to a restriction period (after which restrictions shall lapse) which shall mean a period commencing on the date the Award is granted and ending on such date or upon the achievement of such Qualifying Performance Goals or other criteria as the Board shall determine (the “Restriction Period”). The Board may provide for the lapse of restrictions in installments where deemed appropriate.

     Section 5.2 Restriction Period. Except as otherwise provided in this Article 5, no shares of Restricted Stock received by an Eligible Individual shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period; provided, however, that the Restriction Period for any recipient of Restricted Stock shall expire and all restrictions on shares of Restricted Stock shall lapse upon death, Disability, retirement on or after age 62 or an earlier age with the consent of the Corporation, or, if such Restricted Stock constitutes all or a portion of a Performance Unit with vesting dependent upon the achievement of a Qualifying Performance Goal, upon the determination by the Board that a Significant Event affecting such Qualifying Performance Goal has occurred.

     Section 5.3 Termination. Except as otherwise provided in Section 5.2 above, if an Eligible Individual terminates employment or service with the Corporation or any of its Subsidiaries for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall, unless the Board otherwise determines, be forfeited by the recipient and shall be reacquired by the Corporation. Upon such forfeiture, such forfeited shares of Restricted Stock shall again become available for award under the Plan.

     Section 5.4 Restricted Stock Certificates. The Board may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Restricted Stock delivered under the Plan be held in custody by a bank or other institution, or that the Corporation may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any receipt of Restricted Stock, that the recipient shall have delivered a stock power endorsed in blank relating to the Restricted Stock.

     Section 5.5 Exchange of Shares. Nothing in this Article 5 shall preclude a recipient of Restricted Stock from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted.

ARTICLE 6
PHANTOM STOCK

     Section 6.1 Award. The Board shall have authority, in its discretion, to grant deferred compensation to an Eligible Individual by the award of Phantom Stock, the value of which is related to the value of the Stock of the Company.

     Section 6.2 Value. An Award of Phantom Stock shall entitle the Participant to receive from the Corporation cash and/or shares of Stock having an aggregate fair market value equal to the Fair Market Value of a share of Stock on such date, or upon the occurrence of one or more events, as may be specified in the Award Agreement for any Phantom Stock.

     Section 6.3 Termination. If the Participant is Terminated for any reason prior to the vesting of the Phantom Stock Award, the Participant’s rights with respect to the Phantom Stock will terminate and be forfeited, and neither the Participant nor his or her heirs, personal representatives, successors or assigns shall have any future rights with respect to any such Phantom Stock.

ARTICLE 7
CERTIFICATES FOR AWARDS OF STOCK

     Section 7.1 Stock Certificates. Subject to Section 5.4 and except as otherwise provided in this Section 7.1, each Participant entitled to receive shares of Stock under the Plan shall be issued a certificate for such shares. Such certificate shall be registered in the name of the Eligible Individual and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such shares and shall be subject to appropriate stop-transfer orders. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange. If the issuance of shares under the Plan is effected on a non-certificated basis, the issuance of shares to a Participant shall be reflected by crediting (by means of a book entry) the applicable number of shares of Stock to an account maintained by the Corporation in the name of such Participant, which account may be an account maintained by the Corporation for such Participant under any dividend reinvestment program offered by the Corporation.

     Section 7.2 Compliance with Laws and Regulations. The Corporation shall not be required to issue or deliver any certificates for shares of Stock, or to effect the issuance of any non-certificated shares as provided in Section 7.1, prior to (i) the listing of such shares on any stock exchange or quotation system on which the Stock may then be listed; and (ii) the completion of any registration or qualification of such shares under any Federal or state law, or any ruling or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

     Section 7.3 Restrictions. All certificates for shares of Stock delivered under the Plan (and all non-certificated shares credited to a Participant’s account as provided in Section 7.1) shall also be subject to such stop-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Stock is then listed and any applicable Federal or state securities laws; and the Board may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 7.3 shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, or if and so long as the Board determines that application of such provisions is no longer required or desirable. In making such determination, the Board may rely upon an opinion of counsel for the Company.

     Section 7.4 Rights of Stockholders. Except for the restrictions on Restricted Stock under Article 5, each Participant who receives an award of Stock shall have all of the rights of a stockholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Eligible Individual awarded an Option, a Stock Appreciation Right or Phantom Stock shall have any right as a stockholder with respect to any shares subject to such Award prior to the date of issuance to him or her of a certificate or certificates for such shares, or if applicable, the crediting of non-certificated shares to an account maintained by the Corporation in the name of such Eligible Individual.

ARTICLE 8
CHANGE OF CONTROL

     Section 8.1 The following acceleration provisions shall apply in the event of a Change of Control as defined in this Section 8.1:

          (a) In the event of a Change of Control as defined in paragraph (b) of this Section 8.1:

     (i) any Stock Appreciation Rights and any Options awarded under the Plan, if not previously exercisable and vested, shall become fully exercisable and vested; and

     (ii) the restrictions and deferral limitations applicable to any Restricted Stock Award under the Plan shall lapse and such shares and awards shall be deemed fully vested.

          (b) For purposes of paragraph (a) of this Section 8.1, a “Change of Control” means the happening of any of the following:

     (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (a) the then-outstanding   shares of Stock of the Corporation (the “Outstanding Corporation Stock”) or (b)

the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (x) any acquisition by the Corporation, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or, (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (a), (b) and (c) of subsection (3) of this Section 8.1; or

     (2) The individuals who, as of the date this Plan is approved by the Board, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that, if the election, or nomination for election by the Corporation’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered and defined as a member of the Incumbent Board; and provided further, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

     (3) Consummation by the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 25% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Stock and Outstanding Corporation Voting Securities, as the case may be, (b) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (4) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

ARTICLE 9
MISCELLANEOUS

     Section 9.1 Effect of the Plan on the Rights of Employees and Employer. Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any Eligible Individual any right to be granted an Award under the Plan and nothing in the Plan, in any Award granted under the Plan or in any Award Agreement shall confer any right to any Participant to continue in the employment of the Corporation or any Subsidiary or to continue to be retained to provide services to the Corporation or any Subsidiary as a non-employee director, consultant or independent contractor or interfere in any way with the rights of the Corporation or any Subsidiary to terminate a Participant at any time.

     Section 9.2 Amendment. The right to alter and amend the Plan at any time and from time to time and the right to revoke or terminate the Plan or to suspend the granting of Awards pursuant to the Plan are hereby specifically reserved to the Board; provided always that no such revocation, termination, alteration or suspension of any Award shall terminate any outstanding Award theretofore granted under the Plan, unless there is a liquidation or a dissolution of the Corporation; and provided further that no such alteration or amendment of the Plan shall, without prior stockholder approval (i) increase the total number of shares which may be issued or delivered under the Plan; (ii) make any changes in the class of Eligible Individuals; (iii) extend the period set forth in the Plan during which Awards may be granted; or (iv) or make any changes that require shareholder approval under the rules and regulations of any securities exchange or market on which the Common Stock is traded. No alteration, amendment, revocation or termination of the Plan or suspension of any Award shall, without the written consent of the holder of an Award theretofore granted under the Plan, adversely affect the rights of such holder with respect to such Award.

     Section 9.3 Effective Date and Duration of Plan. The effective date and date of adoption of the Plan shall be March 23, 2004 (the “Effective Date”), the date of adoption of the Plan by the Board, provided that such adoption of the Plan by the Board is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Stock at a meeting of such holders duly called, convened and held within one year of the Effective Date. No Award granted under the Plan prior to such shareholder approval may be exercised until after such approval. No Award may be granted under the Plan subsequent to March 23, 2014.

     Section 9.4 Unfunded Status of Plan. The Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund nor to make any other segregation of assets to assume the payment of any benefits under the Plan. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Corporation; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Corporation’s obligations under the Plan to deliver cash, shares or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

     Section 9.5 Employee Status. For purposes of determining questions of termination and exercise of an Option or Stock Appreciation Right after a Participant’s Termination, a leave of absence for military or government service, illness, temporary disability or other reasons approved by a duly authorized officer of the Company shall not be treated as Termination or interruption of employment or engagement; provided, however, that, with respect to an Incentive Stock Option, if such leave of absence exceeds 90 days, such Option shall be deemed a Non-Qualified Stock Option unless the Eligible Individual’s right to reemployment with the Company or a Subsidiary following such leave of absence is guaranteed by statute or by contract; provided, however, that no Award may be granted to an employee while he or she is absent on leave.

     Section 9.6 Tax Withholding. Whenever the Corporation proposes or is required to distribute Stock under the Plan, the Corporation may require the recipient to remit to the Corporation an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Corporation may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements.

     Section 9.7 Benefits. Amounts received under the Plan are not to be taken into account for purposes of computing benefits under other plans unless the Corporation determines to do so.

     Section 9.8 Successors and Assigns. The terms of the Plan shall be binding upon the Corporation and its successors and assigns.

     Section 9.9 Headings. Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

     Section 9.10 Federal and State Laws, Rules and Regulations. The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules and regulations and to such approval by any government or regulatory agency as may be required.

APPENDIX B

GEORGIA-CAROLINA BANCSHARES, INC.
AUDIT COMMITTEE CHARTER

I. Purpose of the Audit Committee

     The purpose of the Audit Committee of Georgia-Carolina, Bancshares, Inc. (the “Company”) is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

II. Composition of the Audit Committee

     The Audit Committee shall be comprised of at least three directors each of whom is (i) “independent” under the rules of the Nasdaq Stock Market, Inc., except as permitted by Nasdaq Rule 4350(d) and the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder, (ii) does not accept any consulting, advisory or other compensatory fee from the Company other than in his or her capacity as a member of the Board or any committee of the Board, (iii) is not an “affiliate” of the Company or any subsidiary of the Company, as such term is defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and (iv) has not participated in the preparation of the financial statements of the Company or any subsidiary at any time during the past three years. Members shall be appointed either by a majority of independent directors or by a nominations committee composed solely of independent directors.

     All members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, and the Committee shall have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member’s financial sophistication.

III. Meetings of the Audit Committee

     The Audit Committee shall meet at least once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV. Responsibilities of the Audit Committee

     To carry out its purpose, the Audit Committee shall have the following responsibilities:

1.	with respect to the independent auditors,

(i)	to directly appoint, compensate, retain, oversee, evaluate, and terminate the independent auditors, who must report directly to the Audit Committee;

(ii)	to pre-approve all audit and non-audit services to be provided by the independent auditors; in this regard, the Audit Committee may, in its discretion, (A) delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting, and (B) pre-approve services using pre-approval policies and procedures, provided that (1) such policies and procedures are detailed as to the particular services to be provided, (2) the Audit Committee is informed about each such particular service, and (3) such policies and procedures do not result in the delegation of the Audit Committee’s authority to management;

(iii)	to ensure that the independent auditors shall submit to the Audit Committee annually a formal written statement (the “Auditors’ Statement”) describing all relationships between the independent auditors and the Company, consistent with Independence Standards Board No. 1.;

(iv)	to discuss with the independent auditors any relationships or services disclosed in the Auditors’ Statement that may impact the quality of audit services or the objectivity and independence of the Company’s independent auditors;

(v)	to actively engage in dialogue with the independent auditors with respect to any disclosed relationship or services that may impact the independence of the auditors;

(vi)	to obtain from the independent auditors in connection with any audit a timely report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences;

(vii)	to obtain from the independent auditors annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-QSB or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service;

(viii)	to discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner; and

(ix)	to review and approve all related party transactions of the Company;

2.	with respect to financial reporting principles and policies and internal audit controls and procedures,

(i)	to discuss with the independent auditors the matters required to be disclosed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380), as it may be modified or supplemented;

(ii)	to meet with management, the independent auditors and, if appropriate, the director of the internal audit department:

•	to discuss the scope and results of the annual audit;

•	to discuss the annual audited financial statements and quarterly financial statements;

•	to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditing department or the independent auditors, relating to the Company’s financial statements;

•	to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management; and

•	to discuss any management or internal control letter issued, or proposed to be issued, by the independent auditors to the Company;

(iii)	to inquire of the Company’s chief executive officer and chief financial officer as to the existence of any significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, any material weakness in internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls;

(iv)	to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters; and

(v)	to establish hiring policies for employees or former employees of the independent auditors;

3.	with respect to reporting and recommendations,

(i)	to prepare any report or other disclosures or any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company’s annual report;

(ii)	to review and reassess the adequacy of this Charter at least annually and recommend any changes to the full Board of Directors; and

(iii)	to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

V. Resources and Authority of the Audit Committee

     The Audit Committee shall have the authority appropriate to discharge its duties and responsibilities, including the authority to select, engage, retain, terminate, and approve the fees and other retention terms of special or independent counsel and other advisors, as it deems necessary or appropriate to carry out its duties.

     The Audit Committee shall have the appropriate funding, as determined by the Audit Committee for payment of (i) compensation to the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services; (ii) compensation to any independent counsel or advisers employed by the Audit Committee as it deems necessary; and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

GEORGIA-CAROLINA BANCSHARES, INC.
REVOCABLE PROXY

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GEORGIA-CAROLINA BANCSHARES, INC. FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints Phillip G. Farr, Samuel A. Fowler, Jr., George H. Inman and John W. Lee, and each of them, with full power of substitution to each, the proxies of the undersigned to vote all shares of common stock of Georgia-Carolina Bancshares, Inc. (the “Company”), $.001 par value per share, which the undersigned would be entitled to vote if personally present at the 2004 Annual Meeting of Shareholders of the Company to be held on Tuesday, May 25, 2004 at 2:00 p.m. at the Sheraton Augusta Hotel, 2651 Perimeter Parkway, Augusta, Georgia 30909, or at any adjournments or postponements thereof upon the following:

1.	To elect the following seven Class I directors to serve for a term of three years, expiring at the 2007 Annual Meeting of the Shareholders, and until their successors are elected and qualified:

Phillip G. Farr, Samuel A. Fowler, Jr., Arthur J. Gay, Jr., Joseph D. Greene, Hugh L. Hamilton, Jr., William G. Hatcher, Sr. and Remer Y. Brinson, III

☐	FOR	☐	WITHHOLD	☐	FOR ALL EXCEPT

Instructions:	To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and mark through that nominee’s name.

2.	To approve the Company’s 2004 Incentive Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	To transact such other business as may lawfully come before the Annual Meeting or any adjournments or postponements thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE ABOVE NOMINEES AND “FOR” THE APPROVAL OF THE 2004 INCENTIVE PLAN, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACES PROVIDED, THIS PROXY WILL BE SO VOTED.

IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED HEREIN AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS OF THE COMPANY.

Please date and sign this Proxy exactly as name(s) appears on the mailing label.

Stockholder sign above

Co-holder (if any) sign above

Print Name(s):

NOTE: When signing as an attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name by authorized officer. In the case of joint tenants, each joint owner must sign.

Dated:

I plan to attend the Annual Meeting.	Yes	No